EXHIBIT 10.28

                                                                   CONFIDENTIAL

             SEPARATION AGREEMENT AND RELEASE OF CLAIMS ("RELEASE")
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     THIS RELEASE is entered into by S. Mark Tuller ("the Executive"), for the benefit of Cellco Partnership d/b/a Verizon Wireless, the partners of Cellco Partnership, all companies affiliated with Cellco Partnership, and all companies controlled by, or under common control with any of them, as well as any successors, purchasers or assigns of Cellco Partnership (which are collectively referred to in this Release as the "Company").

     WHEREAS, the Executive entered into an Employment Agreement (the "Agreement"), effective April 3, 2003, with the Company, and wishes to execute this Release as contemplated under the terms of the Agreement, in connection with his termination of employment from the Company.

         NOW, THEREFORE, the Executive affirms as follows:

1. Release. Except with respect to any claims for remuneration under the terms of the Agreement or this Release, the Executive, as his free and voluntary act, hereby releases and discharges the Company, and the directors, officers, employees, and agents of all entities collectively referred to as the Company, of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements or costs of any kind, including but not limited to, any and all claims, demands, rights and/or causes of action, including those which might arise out of allegations relating to a claimed breach of an alleged oral or written employment contract, or relating to purported employment discrimination or civil rights violations, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.), the Civil Rights Acts of 1866 and 1871 (42 U.S.C. Sections 1981 and 1983), Executive Order 11246, as amended, the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. Section 621 et seq.), the Equal Pay Act of 1963 (29 U.S.C. Section 206(d)(1)), the Rehabilitation Act of 1973 (29 U.S.C. Sections 701-794), the Civil Rights Act of 1991, the Americans with Disabilities Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, or any other applicable federal, state or local employment discrimination statute or ordinance, which the Executive might have or assert against any of said entities or persons (a) by reason of his active employment by any of the companies collectively referred to as the Company, or the termination of said employment and all circumstances related thereto; or (b) by reason of any other matter, cause or thing whatsoever which may have occurred prior to the execution of this Release.

2. Reaffirmation of Terms of Agreement. The Executive hereby reaffirms the terms and conditions of the Agreement, except as otherwise expressly modified by this Release.


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3. Supplemental Terms. In addition to the obligations and responsibilities of the Agreement affirmed above, the Executive and the Company understand and agree as follows:

     a. Executive's employment with the Company shall cease effective June 30, 2004 ("Separation Date"). Executive's base salary shall continue to be paid through the Separation Date, subject to any increase granted by the Company. Other benefits currently provided Executive (such as vacation, medical insurance, dental insurance, life insurance, disability insurance, HCRA/DCRA, transition benefit, profit sharing, and flexible spending allowance) will also continue through the Separation Date except as expressly set forth herein. Accrued but unused vacation as of the Separation Date will be "cashed out" and paid to the Executive.

     b. Executive's compensation earned through the Separation Date shall be eligible for applicable Company match/credit under the Executive Transition and Retention Retirement Plan (ETRRP), the Executive Savings Plan (ESP), and the Verizon Wireless Savings and Retirement Plan (401k). Any amounts deferred pursuant to the Company's qualified or non-qualified deferral arrangements, by either the Executive or the Company, will continue to be governed by the respective plan or program documents and deferral elections. Executive is "retirement" eligible for purposes of the ETRRP and ESP as of the Separation Date having attained the age and service requirements set forth in each of those plans.

     c. Unless Executive elects to defer payment, in February 2005 Executive shall be provided a Short-Term Incentive (STI) for 2004 that will be prorated for the time period from January 1, 2004 through the Separation Date. This amount will be based upon Executive's base salary as of the Separation Date, the multiple established in Section 3(a)(ii) of the Agreement, and Company performance measurements. Executive may elect to defer this payment in accordance with the terms of the ESP during the 2005 enrollment process. Executive will be provided an STI in February 2004 for calendar year 2003 in accordance with his deferral election on file and based upon Executive's current base salary, the multiple established in Section 3(a)(ii) of the Agreement, and Company performance measurements.

     d. Liquidated Damages payable by the Company under Section 6(b) of the Agreement shall commence as of the Separation Date in accordance with the terms of the Agreement.

     e. Executive's status as a corporate officer and his day-to-day responsibilities will cease effective December 31, 2003. After December 31, 2003, Executive will refrain from reporting regularly


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Release
S. Mark Tuller                                                           Page 2
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          into Company facilities but will assist in providing a smooth transition of the function by providing advice and consultation services as may be requested by the Company.

     f. Where previously awarded and properly accepted by the Executive, year 2000, 2001, and 2002 Value Appreciation Rights (VARs) shall fully vest as of the Separation Date and shall remain exercisable for the five-year period following Executive's Separation Date in accordance with the terms of the Award Agreements and the Verizon Wireless Long-Term Incentive Plan ("LTIP"). Where previously awarded and properly accepted by the Executive, year 2003 Restricted Partnership Units (RPUs) will be prorated (based upon the Separation Date) and shall become vested and exercisable on the Award Termination Date. All other rights and obligations Executive has with regard to VARs and/or RPUs shall be governed by the provisions of the respective Award and LTIP documents, the terms of which shall remain and continue in full effect and are hereby reaffirmed. Employee shall not be eligible for any additional VARs, RPUs, or options for year 2004 or any year thereafter associated with the Company's Long-Term Incentive Plan or an IPO by the Company. Executive acknowledges that any violation of any of the covenants set forth in the Award and LTIP documents will result in cancellation of the VARs and/or RPUs.

     g. Any outstanding grants of Performance Stock Units (PSUs) made to Executive under the Verizon Communications Inc. Long-Term Incentive Plan will vest and be payable in accordance with the terms of that Plan and its award agreements.

     h. Executive agrees to cooperate fully with the Company with regard to the Company's defense of any litigation filed against it (or prospective legal actions claimed against it) with regard to actions or activities associated with and/or arising from Executive's employment with the Company as General Counsel and any other employment position(s) he has held with the Company. In the event Executive testifies or is asked to testify (involving testimony by declaration or deposition) by the Company, in any proceeding involving the Company, the Company shall pay all reasonable expenses incurred by Executive including but not limited to transportation, lodging, meals and parking (so long as such payments are not contrary to any ethics opinion in the applicable jurisdiction relating to reimbursement of witnesses).

     i. Executive agrees not to disclose or discuss, other than with his legal counsel, personal tax or financial advisors, or spouse, either the existence of or any details of this Release. Executive will instruct the above-referenced individuals not to disclose or discuss the existence or any details of this Release with any other person.


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Release
S. Mark Tuller                                                           Page 3
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     j.   Employee further acknowledges that he will receive sufficient consideration to support this Release. When asked by the Company to re-execute and reaffirm this Release on or after the Separation Date, Executive agrees to do so as one of his obligations under this Release to provide the Company with a waiver and discharge of Company liability through the Separation Date.

     Statement by the Executive: By this document, the Company has advised me in writing to consult with an attorney prior to executing this Release. I acknowledge that this Release is written in a straightforward, understandable manner, and that I understand all of the provisions of this Release. I have carefully read and fully understand the provisions of this Release and have had sufficient time and opportunity (over a period of at least 21 days) to consult with my personal tax, financial and legal advisors prior to executing this document, and I intend to be legally bound by its terms. I understand that I may revoke this Release within seven (7) days following my signing, and this Release will not become enforceable or effective until that seven-day period has expired. If I intend to revoke this Release, I shall forward any such Revocation in writing to Marc Reed, Vice-President - Human Resources, 180 Washington Valley Road, Bedminster, NJ 07921.

     THE UNDERSIGNED, intending to be legally bound, has executed this Release on this 21st day of November, 2003.

                                                     /s/ S. Mark Tuller
                                                     ------------------

THIS IS A RELEASE
READ CAREFULLY BEFORE SIGNING
Cellco Partnership d/b/a Verizon Wireless

/s/ Marc C. Reed
------------------------
Signature

Marc C. Reed
------------------------
Name

VP - HR
------------------------
Title

11/21/03
------------------------
Date


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Release
S. Mark Tuller                                                           Page 4